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                                                                    EXHIBIT 23.2


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Intracel Corporation's registration statement on Form S-1 (File No. 333-_____) of our report dated April 2, 1998, except for the second paragraph of Note 14 as to which the date is June 8, 1998, on our audit of the 1997 financial statements of Perimmune Holdings, Inc. and Subsidiary. We also consent to the reference to our firm under the caption "Experts".


                                      PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
McLean, Virginia
July 8, 1998